GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, April 23, 2018 – Genuine Parts Company (NYSE: GPC) announced today that its Board of Directors declared a regular quarterly cash dividend of seventy two cents ($0.72) per share on the Company’s common stock.

The dividend is payable July 2, 2018 to shareholders of record June 8, 2018.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany and Poland. The Company also distributes industrial replacement parts and electrical and electronic materials in the U.S., Canada and Mexico through its Motion Industries and EIS, Inc. subsidiaries. S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and in Canada. Genuine Parts Company had 2017 revenues of $16.3 billion.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President — Investor Relations – (678) 934-5628